                                                      Registration No. 333-67689
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                POST-EFFECTIVE AMENDMENT NO. 7 ON FORM S-3 TO
                              FORM S-1 ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 -------------


            AIG SunAmerica Life Assurance Company (doing business as
          ANCHOR NATIONAL LIFE INSURANCE COMPANY) ("Anchor National")
             (Exact name of registrant as specified in its charter)


California                           6311                     86-0198983
(State or other               (Primary Standard            (I.R.S. Employer
jurisdiction of            Industrial Classification     Identification Number)
incorporation or Number)        organization)


                             1 SunAmerica Center
                      Los Angeles, California 90067-6022
                               (310) 772-6000
            (Address, including zip code, and telephone number,
                      including area code, or registrant's
                           principal executive offices)



                           Christine A. Nixon, Esquire
                                Anchor National
                              1 SunAmerica Center
                       Los Angeles, California 90067-6022
                               (310) 772-6000
           (Name, address, including zip code, and telephone number, including area code of agent for service)


                                 -------------
     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________


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The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------
                          VARIABLE ANNUITY ACCOUNT FIVE
                                SUPPLEMENT TO THE
                         SEASONS SELECT VARIABLE ANNUITY
                         PROSPECTUS DATED JULY 27, 2001
--------------------------------------------------------------------------------

The date of the Prospectus has been changed to April 30, 2002.

All references in the Prospectus to the date of the Statement of Additional Information is hereby changed to April 30, 2002.

Insert the following immediately preceding the section "Incorporation of Certain Documents by Reference" on page 2:

         Anchor National Life Insurance Company is in the process of changing its name to AIG SunAmerica Life Assurance Company. We anticipate this process will take some time to implement in all jurisdictions where we do business. We expect the name change to be completed during 2003. To begin this process we officially changed the name in our stated of domicile, Arizona. However, we continue to do business, today, under the name Anchor National and will refer to the Company by that name throughout this prospectus. You will be notified when the name is changed to AIG SunAmerica Life Assurance Company and we are no longer doing business as Anchor National. Please keep in mind, this is a name change only and will not affect the substance of your contract.

Replace in its entirety the first paragraph in the section "Incorporation of Certain Documents by Reference" on page 2 with the following:

         Anchor National's Annual Report on Form 10-K/A for the year ended December 31, 2001 is incorporated herein by reference.

Replace the "Legal Proceedings" section on page 34 with the following:

         There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion these matters are not of material importance to the Company's total assets, with the potential exception of McMurdie, et al. v. SunAmerica Inc., et al, Case No. BC 194082, filed on July 10, 1998 in the Superior Court for the County of Los Angeles. This lawsuit is a representative action wherein the plaintiffs allege violations of California's Business and Professions Code Sections 17200 et seq. The Company is vigorously defending the lawsuit. The probability of any particular outcome is not reasonably estimable at this time.

Replace the "Independent Accountants" section on page 34 with the following:

         The audited consolidated financial statements of AIG SunAmerica Life Assurance Company (formerly, Anchor National Life Insurance Company) at December 31, 2001 and 2000 and for the years ended December 31, 2001, 2000 and 1999 and the audited financial statements of Variable Annuity Account Five (Portion Relating to the Seasons Select Variable Annuity at April 30, 2001, the year ended April 30, 2001, for the one month ended April 30, 2000 and for the year ended March 31, 2000, are presented in the Statement of Additional Information and are incorporated by reference in this prospectus and have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accounts, given on the authority of said firm as experts in auditing and accounting.

Date:    April 30, 2002

                Please keep this Supplement with your Prospectus.

                                 Seasons Select

                                     [LOGO]

                            SEASONS SELECT PROSPECTUS

                                  July 27, 2001

Incorporated by Reference to Post-Effective Amendment No. 6 under The Securities Act of 1933 to Registration Statement File No. 333-67689 filed on July 19, 2001.

                                Part II
                                -------

               Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

        SEC registration fee . . . . . . . . . . . . . . $  5,560
        Printing and engraving . . . . . . . . . . . . .   50,000
        Legal fees and expenses . . . . . . . . . . . .    10,000
        Rating agency fees . . . . . . . . . . . . . . .    7,500
        Miscellaneous . . . . . . . . . . . . . . . . .    10,000
                                                         ---------
           Total . . . . . . . . . . . . . . . . . . . . $ 83,060
                                                         =========

Item 15. Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statements Schedules.

Seasons Select

Exhibit No.                   Description
-----------                   -----------
   (1)         Form of Underwriting Agreement ***
   (2)         Plan of Acquisition, Reorganization, Arrangement, Liquidation or
               Succession **
   (3)         (a)   Amended and Restated Articles of Incorporation *
               (b)   Amended and Restated By-Laws *
   (4)         (a)   Seasons Select Allocated Fixed and Variable Group Annuity
                     Certificate +
               (b)   Seasons Select Individual Fixed and Variable Annuity Contract +
               (c)   Seasons Select Participant Enrollment Form +
               (d)   Seasons Select Deferred Annuity Application +
   (5)               Opinion of Counsel re:  Legality **
                     (including on Exhibit (23)(b))
   (6)               Opinion re Discount on Capital Shares **
   (7)               Opinion re Liquidation Preference **
   (8)               Opinion re Tax Matters **
   (9)               Voting Trust Agreement **
   (10)              Material Contracts **
   (11)              Statement re Computation of Per Share Earnings **
   (12)              Statement re Computation of Ratios **
   (14)              Material Foreign Patents **
   (15)              Letter re Unaudited Financial Information **
   (16)              Letter re Change in Certifying Accountant **
   (23)              (a)   Consent of Independent Accountants *
                     (b)   Consent of Attorney **
   (24)              Powers of Attorney ++
   (25)              Statement of Eligibility of Trustee **
   (26)              Invitation for Competitive Bids **
   (27)              Financial Data Schedule +
   (28)              Information Reports Furnished to State Insurance Regulatory
                     Authority **
   (29)              Other Exhibits **


*    Herewith
**   Not Applicable
***  Incorporated by Reference to
     Pre-Effective Amendment No. 1 to
     Registration Statement No. 333-08877
     on Form S-1 filed on March 11, 1997.
**** Incorporated by Reference to the Initial Registration Statement of this
     Registrant filed on Form S-1 on November 20, 1998.
+    Incorporated by Reference to
     Pre-Effective Amendment No. 2
     to this Registration Statement on
     Form S-1, filed on February 1, 1999.
++   Incorporated by Reference to Post
     Effective Amendment No. 4 to the
     Registration Statement filed on
     June 21, 2000.
+++  Incorporated by Referenced to Post Effective Amendment No. 5 of this
     Registration Statement filed on Form S-3 on April 9, 2001.

                                    SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 12th day of April, 2002.


                            By: ANCHOR NATIONAL LIFE INSURANCE COMPANY

                            By:  /s/ JAY S. WINTROB
                               -----------------------------------
                                 Jay  S. Wintrob
                                 President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this post effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                              TITLE                              DATE
   ---------                              -----                              ----
JAY S. WINTROB*                     Director, President &               April 12, 2002
-------------------               Chief Executive Office
Jay S. Wintrob                 (Principal Executive Officer)


N. SCOTT GILLIS*                Director & Senior Vice President        April 12, 2002
-------------------             (Principal Financial Officer)
N. Scott Gillis


JAMES R. BELARDI*               Director & Senior Vice President        April 12, 2002
-------------------
James R. Belardi

JANA W. GREER*                  Director & Senior Vice President        April 12, 2002
-------------------
Jana W. Greer

MAURICE S. HERBERT*              Controller & Vice President            April 12, 2002
-------------------             (Principal Accounting Officer)
Maurice S. Herbert

MARC H. GAMSIN*                 Director & Senior Vice President        April 12, 2002
-------------------
Marc H. Gamsin

*By /s/ Christine A. Nixon         Attorney in Fact                     April 12, 2002
    ----------------------
    Christine A. Nixon
 Dated: April 12, 2002

                             EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    --------------------------------------------------------

    3(a)       Amended and Restated Articles of Incorporation

    3(b)       Amended and Restated Bylaws

  (23a)        Consent of Independent Accountants